                                                                     Exhibit 5.1


                                                            LATHAM & WATKINS
                                                            ATTORNEYS AT LAW
          PAUL R. WATKINS (I899 - I973)               I00I PENNSYLVANIA AVE., N.W.
            DANA LATHAM (I898 - I974)                          SUITE I300                        NEW YORK OFFICE
                                                                                                 ---------------
                                                      WASHINGTON, D.C. 20004-2505          885 THIRD AVENUE, SUITE I000
                                                        TELEPHONE (202) 637-2200          NEW YORK, NEW YORK I0022-4802
                  CHICAGO OFFICE                           FAX (202) 637-220I           PHONE (2I2) 906-I200, FAX 75I-4864
             SEARS TOWER, SUITE 5800
             CHICAGO, ILLINOIS 60606                           __________                      ORANGE COUNTY OFFICE
        PHONE (3I2) 876-7700, FAX 993-9767                                              650 TOWN CENTER DRIVE, SUITE 2000
                                                                                        COSTA MESA, CALIFORNIA 92626-I925
                 HONG KONG OFFICE                                                       PHONE (7I4) 540-I235, FAX 755-8290
                    23RD FLOOR
         STANDARD CHARTERED BANK BUILDING                                                        SAN DIEGO OFFICE
       4 DES VOEUX ROAD CENTRAL, HONG KONG                                                  70I "B" STREET, SUITE 2I00
       PHONE + 852-2905-6400, FAX 2905-6940                                              SAN DIEGO, CALIFORNIA 92I0I-8I97
                                                                                        PHONE (6I9) 236-I234, FAX 696-74I9
                  LONDON OFFICE
                 ONE ANGEL COURT                                                               SAN FRANCISCO OFFICE
             LONDON EC2R 7HJ ENGLAND                                                    505 MONTGOMERY STREET, SUITE I900
      PHONE + 44-I7I-374 4444, FAX 374 4460                                            SAN FRANCISCO, CALIFORNIA 94III-2562
                                                                                        PHONE (4I5) 39I-0600, FAX 395-8095
                LOS ANGELES OFFICE
        633 WEST FIFTH STREET, SUITE 4000                                                     SILICON VALLEY OFFICE
        LOS ANGELES, CALIFORNIA 9007I-2007                                                        75 WILLOW ROAD
        PHONE (2I3) 485-I234, FAX 89I-8763                                              MENLO PARK, CALIFORNIA 94025-3656
                                                                                        PHONE (650) 328-4600, FAX 463-2600
                  MOSCOW OFFICE
          ULITSA GASHEKA, 7, 9th Floor                                                           SINGAPORE OFFICE
              MOSCOW I25047, RUSSIA                                                       20 CECIL STREET, #25-02/03/04
      PHONE + 7-095 785-I234, FAX 785-I235                                                 THE EXCHANGE, SINGAPORE 049705
                                                                                           PHONE + 65-536-II6I, FAX 536-II7I
               NEW JERSEY OFFICE
        ONE NEWARK CENTER, I6th FLOOR                                                              TOKYO OFFICE
        NEWARK, NEW JERSEY 07I0I-3I74                                                INFINI AKASAKA, 8-7-I5, AKASAKA, MINATO-KU
      PHONE (973) 639-I234, FAX 639-7298                                                         TOKYO I07, JAPAN
                                                                                       PHONE +8I3-3423-3970, FAX 3423-397I



                                  June 18, 1998



Orbital Imaging Corporation
21700 Atlantic Boulevard
Dulles, VA 20166


             Re: Offer to Exchange 11-5/8% Senior Notes due 2005, Series B for All Outstanding 11-5/8% Senior Notes due 2005, Series A.



Ladies and Gentlemen:

                  In connection the registration of $150 million aggregate principal amount of 11-5/8% Senior Notes due 2005, Series B (the "Exchange Notes") of Orbital Imaging Corporation, a Delaware corporation (the "Company"), on Form S-4 (Registration No. 333-49583) filed with Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on April 7, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization of the Exchange Notes and the proceedings proposed to be taken by the Company in connection with the issuance of the Exchange Notes and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such

LATHAM & WATKINS

June 18, 1998
Page 2


documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to the matters of municipal law or the laws of any other local agencies within the state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that upon issuance thereof in the manner described in the Registration Statement, the Exchange Notes will be legally valid and binding obligations of the Company.

                  The opinion rendered above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.9 of the Indenture; and (v) the manner by which the acceleration of the Exchange Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; and the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

LATHAM & WATKINS

June 18, 1998
Page 3



                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ LATHAM & WATKINS